EXHIBIT 22

                Significant Subsidiaries of Southdown, Inc.
                          As of December 31, 1994



                                                 State of
                   Subsidiary*               Organization

Kosmos Cement Company (a partnership). . . . . .Kentucky



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* Each subsidiary conducts business under the name set forth herein.